UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 24, 2015

THE DOW CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3433	38-1285128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan	48674
(Address of principal executive offices)	(Zip Code)

(989) 636-1000

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 24, 2015, The Dow Chemical Company (the “Company”) entered into a $5.0 billion Five Year Competitive Advance and Revolving Credit Facility Agreement (the “Revolving Credit Agreement”) with the banks party thereto, Citibank, N.A., as administrative agent for the banks, and HSBC Bank USA, National Association, as syndication agent for the banks. The Revolving Credit Agreement contains, among other provisions, covenants and default provisions that are substantially the same as those contained in the Company’s prior revolving credit facility agreement, including the covenant to maintain the ratio of the Company’s consolidated indebtedness to consolidated capitalization at no greater than 0.65 to 1.00 at any time when the aggregate outstanding amount of loans under the Revolving Credit Agreement equals or exceeds $500.0 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY

Registrant

Dated: March 24, 2015

By:	/S/ RONALD C. EDMONDS
	Name:	Ronald C. Edmonds
	Title:	Vice President and Controller